                            WILLIAM BLAIR & COMPANY

                           LIMITED LIABILITY COMPANY

                               CORPORATE FINANCE

                               CORPORATE FINANCE

                TRANSACTION OVERVIEW AND VALUATION PRESENTATION

              TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS


                                   REGARDING

                                PROJECT LIBERTY

                               DECEMBER 22, 1999




                            William Blair & Company

                           Limited Liability Company

TABLE OF CONTENTS
--------------------------------------------------------------------------------

I.       Transaction Overview

II.      Background on Patriots

III.     Implied Valuation Summary

IV.      Preliminary Valuation Analysis for Eagles

         A.       Overview
                  o        Key Assumptions
                  o        Combination Analysis with Tanga
                  o        Historical and Projected Financials
                  o        Stock Price / Volume Charts
                  o        Research Analysts Estimates and Ratings
                  o        Ownership Profile
                  o        Price Distribution of Shares Traded

         B.       Valuation Analysis
                  o        Comparable Public Company Analysis
                  o        Relative Index Performance
                  o        Comparable Merger Analysis
                  o        Merger Premiums Analysis
                  o        Discounted Cash Flow Analysis
                  o        Leveraged Re-capitalization Analysis

V.       Form of Fairness Opinion



-------------------------------------------------------- William Blair & Company
2                                                      Limited Liability Company

TRANSACTION OVERVIEW
--------------------------------------------------------------------------------
o  All cash acquisition at $18.25 per share
o Implies fully diluted equity value of $233 million and enterprise value of $297 million
o Parthenon Capital leading acquisition, both debt and equity commitments are expected to be in place

        Expected Equity         Amount        Percent              Expected Debt        Amount
        ---------------         ------        -------              -------------        ------

Parthenon Capital               $ 65.0          48.5%        Fleet Boston Robertson     $ 60.0 (1)
                                                             Stephens, Revolver

Chase Capital                   $ 40.0          29.9%        Fleet Boston Robertson     $100.0
                                                             Stephens, Term
GM Pension                      $ 25.0          18.7%        Fleet Boston Robertson     $ 40.0
                                                             Stephens, Mezzanine
Bill Green and Management       $  4.0           3.0%
                                ------        -------                                   ------
TOTAL                           $134.0         100.0%        TOTAL                      $200.0

(1) $33 million is expected to be drawn at closing, leaving $27 million additional availability.


o Bill Green investing $3.0 million or 2.3% of total equity required (and 8.2% of his $36.5 million total holdings)
o        Expected timetable to close
         ->       Estimated week of Dec 20th seek and receive Board approval and announce transaction
         ->       Week of Jan 3rd file preliminary proxy with SEC, commence loan syndication process
         ->       Week of Jan 10th make HSR filing
         ->       Week of Feb 7th resolve SEC comments
         ->       Week of Feb 11th mail proxy to shareholders
         ->       Week of March 27th shareholders meeting and closing
o        Key contract features
         ->       Standard public company reps and warranties, no survival
                  post-closing
         ->       $7.0 million breakup fee or $0.55 per share (plus $1.0 million maximum expenses) or 3.0% equity value and 2.4% of enterprise value
         ->       No ability to solicit other offers but do have ability to
                  terminate for superior proposal (we are required to disclose alternative proposals)
         ->       Bill Green required to vote his shares in favor of merger


-------------------------------------------------------- William Blair & Company
3                                                      Limited Liability Company

BACKGROUND ON PATRIOTS
--------------------------------------------------------------------------------

o        Parthenon Group
         - Well respected high-end strategy consulting firm (Bain, BCG, McKinsey)
         - Formed in 1991, has $35 mil in revenue, 140 employees, offices in Boston and London

o        Parthenon Capital
         - Founded in 1998
         - $350 million equity and subdebt fund
         - Investors in fund include:
                  Chase, Bank of America, BancBoston, Duke University, Oregon State Treasury, General Mills, GM, Mobil, etc.
         - Staff of 19 including 13 professionals
         - Strong private equity backgrounds (Bain, Summit, etc.)
         - Ernest Jacquet and John Rutherford, managing partners
         - 5 transactions closed to date
         - Leverage the Parthenon Group Consultancy for strategic advice for portfolio companies
         - Credible, well respected group with intimate knowledge of Eagles
         - Direct equity financing capability for $50-$70 million of total equity required
         - Access to remainder from limited partners



-------------------------------------------------------- William Blair & Company
4                                                      Limited Liability Company

PROJECT LIBERTY
IMPLIED VALUATION ANALYSIS
--------------------------------------------------------------------------------
Dollars in millions, except per share amounts

                                                    --------          --------
Assumed Share Price                                 $  14.00          $  18.25
                                                    --------          --------
Premium to 12/22/99 Closing Price                        0.0%             30.4%

Shares Outstanding                                     12.41             12.41

CSE's                                                   0.20              0.38
                                                    --------          --------
Diluted Shares Outstanding                             12.61             12.79


PRO FORMA EAGLES WITH TANGA:
Implied Market Capitalization                       $  176.5          $  233.4
Net Debt Outstanding                                $   63.7          $   63.7
                                                    --------          --------
Total Value                                         $  240.2          $  297.1


                               EAGLES RESULT:              IMPLIED MULTIPLES
                               --------------              -----------------

Total Value / LTM Revenue         $287.9                0.83              1.03
                                                                      --------
Total Value / LTM EBIT            $ 28.0                 8.6              10.6
Total Value / LTM EBITDA          $ 33.3                 7.2               8.9
                                                                      --------

Total Value / 99E Revenue         $295.6                0.81              1.01
Total Value / 99E EBIT            $ 28.2                 8.5              10.5
Total Value / 99E EBITDA          $ 33.7                 7.1               8.8

Price per Share / LTM EPS         $ 1.03                13.6              17.7
                                                                      --------
Price per Share / 99E EPS         $ 1.05                13.3              17.4
Price per Share / 00E EPS         $ 1.25                11.2              14.5
                                                                      --------

--------------------------------------------------------------------------------



                               OVERVIEW OF EAGLES





-------------------------------------------------------- William Blair & Company
6                                                      Limited Liability Company

KEY ASSUMPTIONS
--------------------------------------------------------------------------------

o        Relied upon management's base case assumptions

o Assumptions used are the same as those used for the October 4, 1999 meeting except for:
         - Lower Tanga operating assumptions based on due diligence
         - $5.0 million lower purchase price negotiated for Tanga purchase, reflecting Tanga's reduced earnings expectations
         - Slightly higher interest costs due to increased LIBOR
         - Slightly different assumptions regarding Tanga intangible amortization

o All ongoing growth rate and margin assumptions for core Eagles and Tanga businesses are consistent with management's previous assumptions

o With the Tanga acquisition complete, all analysis is based upon pro-forma information reflecting this acquisition


-------------------------------------------------------- William Blair & Company
7                                                      Limited Liability Company

EAGLES / TANGA COMBINATION ANALYSIS
--------------------------------------------------------------------------------
Dollars in millions, except per share amounts

COMBINED INCOME STATEMENTS

                                       1998 Pro-Forma                        1999 Pro-Forma
                              --------------------------------     --------------------------------
                              EAGLES  TANGA  ADJUST.  COMBINED     EAGLES  TANGA  ADJUST.  COMBINED
                              ------  -----  -------  --------     ------  -----  -------  --------
Revenue                        192.6   75.9     0.0     268.5       217.4   78.2     0.0     295.6
Gross Profit                    56.1   36.2     0.0      92.3        63.7   37.3     0.0     100.9
Operating Expenses              36.5   25.6     0.0      62.1        42.0   26.8     0.0      68.9
EBITA                           19.6   10.5     0.0      30.2        21.6   10.4     0.0      32.1
Total Amortization               1.0    0.6     2.1       3.7         1.1    0.6     2.1       3.8
                              ------  -----  -------  --------     ------  -----  -------  --------
EBIT                            18.6   10.0    -2.1      26.5        20.5    9.9    -2.1      28.2
Interest Expense (Income)       -1.5    0.0     6.1       4.6        -1.1    0.0     6.1       5.0
                              ------  -----  -------  --------     ------  -----  -------  --------
Pre-Tax Income                  20.2   10.0    -8.2      21.9        21.6    9.9    -8.2      23.3

Taxes                            7.7    3.8    -2.4       9.1         8.3    3.7    -2.4       9.7
                              ------  -----  -------  --------     ------  -----  -------  --------
Net Income                      12.5    6.2    -5.8      12.8        13.3    6.1    -5.8      13.6

Shares                          13.5                     13.5        12.9                     12.9
                                                                   ------                  --------
EPS                             0.92                     0.95        1.03                     1.05
                                                                   ------                  --------
EPS Pickup                                               0.03                                 0.02

Amortization                     1.0    0.6     2.1       3.7         1.1    0.6     2.1       3.8
Depreciation                     1.0    0.4     0.0       1.4         1.2    0.4     0.0       1.6
EBITDA                          20.6   10.9     0.0      31.6        22.8   10.8     0.0      33.7

Revenue Growth                                                       12.9%   3.0%             10.1%
EBIT Growth                                                          10.0%  -1.1%              6.6%
EPS Growth                                                           11.4%                    10.7%

Gross Profit %                  29.1%  47.7%             34.4%       29.3%  47.7%             34.2%
EBIT %                           9.7%  13.1%              9.9%        9.4%  12.6%              9.6%
EBITA %                         10.2%  13.9%             11.2%       10.0%  13.3%             10.9%




                                       1999 As Reported                  2000 As - Reported
                              --------------------------------    --------------------------------
                              EAGLES  TANGA  ADJUST.  COMBINED    EAGLES  TANGA  ADJUST.  COMBINED
                              ------  -----  -------  --------    ------  -----  -------  --------
Revenue                        217.4    6.5    0.0      223.9      243.5   80.6     0.0     324.0
Gross Profit                    63.7    3.1    0.0       66.8       71.3   38.4     0.0     109.7
Operating Expenses              42.0    2.2    0.0       44.3       46.4   27.6     0.0      74.0
EBITA                           21.6    0.9    0.0       22.5       25.0   10.7     0.0      35.7
Total Amortization               1.1    0.0    0.2        1.4        1.1    0.6     2.1       3.8
                              ------  -----  -------  --------    ------  -----  -------  --------
EBIT                            20.5    0.8   -0.2       21.1       23.9   10.2    -2.1      31.9
Interest Expense (Income)       -1.1    0.0    0.5       -0.6       -0.9    0.0     5.9       5.0
                              ------  -----  -------  --------    ------  -----  -------  --------
Pre-Tax Income                  21.6    0.8   -0.7       21.8       24.8   10.2    -8.1      26.9

Taxes                            8.3    0.3   -0.2        8.4        9.5    3.9    -2.3      11.1
                              ------  -----  -------  --------    ------  -----  -------  --------
Net Income                      13.3    0.5   -0.5       13.3       15.2    6.3    -5.7      15.8

Shares                          12.9                     12.9       12.6                     12.6
                              ------                  --------    ------                  --------
EPS                             1.03                     1.03       1.21                     1.25
                              ------                  --------    ------                  --------
EPS Pickup                                               0.00                                0.05

Amortization                     1.1    0.0    0.2        1.4        1.1    0.6     2.1       3.8
Depreciation                     1.2    0.0    0.0        1.2        1.4    0.4     0.0       1.8
EBITDA                          22.8    0.9    0.0       23.7       26.4   11.2     0.0      37.5

Revenue Growth                                                      12.0%   3.0%              9.6%
EBIT Growth                                                         16.4%   3.2%             13.0%
EPS Growth                                                          17.5%                    19.3%

Gross Profit %                  29.3%  47.7%             29.8%      29.3%  47.7%             33.9%
EBIT %                           9.4%  12.6%              9.4%       9.8%  12.6%              9.8%
EBITA %                         10.0%  13.3%             10.1%      10.3%  13.3%             11.0%




TRANSACTION ASSUMPTIONS
                                                                                                  ANNUAL
                                                                                  INTEREST       INTEREST
Total Purchase Price                  85.0     SOURCE OF FUNDS          AMOUNT      RATE         EXPENSE
Financing Fees                         1.0
Transaction Fees                       1.0     Excess Cash               23.0       4.50%           1.0
                                     -----
Total Uses                            87.0     New Borrowings            64.0       7.88%           5.0
                                                                        -----                      ----
Multiple of 1998 EBITDA Paid           7.8     Total                     87.0                       6.1
Multiple of 1999 EBITDA Paid           7.9
Percent of 1999 Year Post-Deal         8.3%    AMORTIZATION DETAIL               TOTAL     ANNUAL      TAX
Tanga Tangible Net Worth              18.5                              YEARS    AMORT.    AMORT.   DEDUCTIBLE
Debt Assumed                           0.0     Financing Fees             5       1.0       0.2         Y
New Goodwill                          67.5     Trademark                 40      14.5       0.4         N
Tax Rate on Deductible                38.0%    Customer Lists            30      10.0       0.3         N
                                               Goodwill                  35      43.0       1.2         N
                                                                                 --------------
                                               Total Amortization                68.5       2.1

--------------------------------------------------------------------------------
(1) Tanga gross profit adjusted to include freight cost, making it comparable to
    Eagles. EBIT is adjusted to eliminate DKM management fee and other expenses not recurring post-transaction.
(2) $1.5 million of Pro-Forma combined annual amortization expense is deductible for tax purposes. All other is non-deductible.

EAGLES / TANGA COMBINATION ANALYSIS
--------------------------------------------------------------------------------
Dollars in millions, except per share amounts

COMBINED INCOME STATEMENTS

                                     2001 As - Reported                    2002 As - Reported
                              --------------------------------     --------------------------------
                              EAGLES  TANGA  ADJUST.  COMBINED     EAGLES  TANGA  ADJUST.  COMBINED
                              ------  -----  -------  --------     ------  -----  -------  --------
Revenue                        271.5   87.0     0.0     358.4       301.3   94.0    0.0      395.3
Gross Profit                    79.5   41.5     0.0     121.0        88.3   44.8    0.0      133.1
Operating Expenses              51.0   29.9     0.0      80.9        56.0   32.2    0.0       88.3
EBITA                           28.5   11.6     0.0      40.1        32.2   12.5    0.0       44.8
Total Amortization               1.1    0.6     2.1       3.8         1.1    0.6    2.1        3.8
                              ------  -----  -------  --------     ------  -----  -------  --------
EBIT                            27.4   11.0    -2.1      36.3        31.1   12.0   -2.1       41.0
Interest Expense (Income)       -1.2    0.0     5.1       3.9        -1.6    0.0    4.3        2.7

Pre-Tax Income                  28.6   11.0    -7.2      32.4        32.7   12.0   -6.5       38.2

Taxes                           11.1    4.2    -2.0      13.3        12.7    4.5   -1.7       15.5
                              ------  -----  -------  --------     ------  -----  -------  --------
Net Income                      17.5    6.8    -5.2      19.1        20.0    7.4   -4.7       22.7

Shares                          12.6                     12.6        12.6                     12.6
                              ------                  -------      ------                  --------
EPS                             1.39                     1.51        1.59                     1.80
                              ------                  -------      ------                  --------
EPS Pickup                                               0.13                                 0.21

Amortization                     1.1    0.6     2.1       3.8         1.1    0.6    2.1        3.8
Depreciation                     1.6    0.4     0.0       2.0         1.8    0.5    0.0        2.3
EBITDA                          30.1   12.0     0.0      42.1        34.0   13.0    0.0       47.0

Revenue Growth                  11.5%   8.0%             10.6%       11.0%   8.0%             10.3%
EBIT Growth                     14.9%   8.5%             13.8%       13.6%   8.4%             12.9%
EPS Growth                      14.7%                    20.7%       14.7%                    19.1%

Gross Profit %                  29.3%  47.7%             33.8%       29.3%  47.7%             33.7%
EBIT %                          10.1%  12.7%             10.1%       10.3%  12.7%             10.4%
EBITA %                         10.5%  13.3%             11.2%       10.7%  13.3%             11.3%




                                     2003 As - Reported                    2004 As - Reported
                              --------------------------------     --------------------------------
                              EAGLES  TANGA  ADJUST.  COMBINED     EAGLES  TANGA  ADJUST.  COMBINED
                              ------  -----  -------  --------     ------  -----  -------  --------
Revenue                        332.9  101.5    0.0     434.4        366.2  109.6    0.0     475.8
Gross Profit                    97.6   48.4    0.0     145.9        107.3   52.2    0.0     159.5
Operating Expenses              61.3   34.8    0.0      96.1         66.7   37.6    0.0     104.3
EBITA                           36.3   13.5    0.0      49.8         40.7   14.6    0.0      55.3
Total Amortization               1.1    0.6    2.1       3.8          1.1    0.6    2.1       3.8
                              ------  -----  -------  --------     ------  -----  -------  --------
EBIT                            35.2   13.0   -2.1      46.0         39.6   14.0   -2.1      51.5
Interest Expense (Income)       -1.9    0.0    3.3       1.4         -2.2    0.0    2.2       0.0
                              ------  -----  -------  --------     ------  -----  -------  --------
Pre-Tax Income                  37.1   13.0   -5.5      44.6         41.8   14.0   -4.3      51.5

Taxes                           14.4    4.9   -1.3      17.9         16.1    5.3   -0.9      20.6
                              ------  -----  -------  --------     ------  -----  -------  --------
Net Income                      22.7    8.0   -4.1      26.6         25.6    8.7   -3.4      30.9

Shares                          12.6                    12.6         12.6                    12.6
                              ------                  --------     ------                  --------
EPS                             1.80                    2.12         2.03                    2.45
                              ------                  --------     ------                  --------
EPS Pickup                                              0.31                                 0.42

Amortization                     1.1    0.6    2.1       3.8          1.1    0.6    2.1       3.8
Depreciation                     2.0    0.5    0.0       2.5          2.2    0.5    0.0       2.7
EBITDA                          38.3   14.0    0.0      52.3         42.9   15.2    0.0      58.0

Revenue Growth                  10.5%   8.0%             9.9%        10.0%   8.0%             9.5%
EBIT Growth                     13.0%   8.4%            12.3%        12.4%   8.4%            11.8%
EPS Growth                      13.5%                   17.3%        12.7%                   16.0%

Gross Profit %                  29.3%  47.7%            33.6%        29.3%  47.7%            33.5%
EBIT %                          10.6%  12.8%            10.6%        10.8%  12.8%            10.8%
EBITA %                         10.9%  13.3%            11.5%        11.1%  13.3%            11.6%

PROJECT LIBERTY

HISTORICAL AND PROJECTED INCOME STATEMENTS
In thousands, except per share amounts
--------------------------------------------------------------------------------

FISCAL YEARS ENDED DECEMBER 31

                                                           EAGLES STAND ALONE (BEFORE TANGA)
                                  -----------------------------------------------------------------------------
                                                                       ACTUAL
                                  -----------------------------------------------------------------------------
                                     1994         1995         1996          1997          1998         LTM (2)
                                  ---------    ---------    ---------     ---------     ---------     ---------
Net Sales                         $  47,679    $  60,823    $ 100,644     $ 150,793     $ 192,605     $ 209,688
Cost of Sales                        32,787       41,835       70,853       106,605       136,488       148,097
                                  ---------    ---------    ---------     ---------     ---------     ---------
    Gross Profit                     14,892       18,988       29,792        44,188        56,117        61,591

Operating & Selling Expenses          9,963       13,083       20,886        31,141        37,471        41,331
                                  ---------    ---------    ---------     ---------     ---------     ---------
    Operating Income                  4,930        5,905        8,905        13,047        18,646        20,260

Interest Expense, net                   289        1,164         (551)       (1,580)       (1,511)       (1,275)
                                  ---------    ---------    ---------     ---------     ---------     ---------
    Pre-tax Income                    4,640        4,740        9,456        14,627        20,157        21,535

Income Taxes (1)                      1,860        1,896        3,593         5,393         7,692         8,291
                                  ---------    ---------    ---------     ---------     ---------     ---------
    Net Income                    $   2,780    $   2,844    $   5,863     $   9,234     $  12,465     $  13,244
                                  =========    =========    =========     =========     =========     =========
Weighted Average Shares               9,071        7,937       11,557        13,335        13,504        13,113
Earnings Per Share                $    0.31    $    0.36    $    0.51     $    0.69     $    0.92     $    1.01

Cash Flow Items:
    EBITDA                            5,142        6,235        9,640        14,439        20,618        22,485
    Depreciation & Amortization         212          330          735         1,392         1,972         2,225
    Capital Expenditures                766          507        1,169         1,671         1,555         1,748

Margin Analysis:
    Gross Margin                       31.2%        31.2%        29.6%         29.3%         29.1%         29.4%
    EBITDA Margin                      10.8%        10.3%         9.6%          9.6%         10.7%         10.7%
    Operating Margin                   10.3%         9.7%         8.8%          8.7%          9.7%          9.7%
    Net Margin                          5.8%         4.7%         5.8%          6.1%          6.5%          6.3%

Growth Rates:
    Net Sales                                       27.6%        65.5%         49.8%         27.7%
    EBITDA                                          21.3%        54.6%         49.8%         42.8%
    Operating Income                                19.8%        50.8%         46.5%         42.9%
    Net Income                                       2.3%       106.1%         57.5%         35.0%
    EPS                                             16.9%        41.6%         36.5%         33.3%



                                    EAGLES STAND ALONE
                                      (BEFORE TANGA)
                                  -----------------------     EAGLES AS
                                         ESTIMATED             REPORTED           EAGLES PRO FORMA W/ TANGA
                                  -----------------------      W/TANGA     ------------------------------------
                                    1999 E        2000 E        1999 E        LTM (2)      1999 E       2000 E
                                  ---------     ---------     ---------     ---------    ---------    ---------
Net Sales                         $ 217,369     $ 243,453     $ 223,886     $ 287,894    $ 295,575    $ 324,005
Cost of Sales                       153,696       172,121       157,107       189,031      194,630      214,283
                                  ---------     ---------     ---------     ---------    ---------    ---------
    Gross Profit                     63,673        71,332        66,779        98,863      100,945      109,722

Operating & Selling Expenses         43,171        47,473        45,632        70,878       72,717       77,826
                                  ---------     ---------     ---------     ---------    ---------    ---------
    Operating Income                 20,502        23,859        21,147        27,985       28,228       31,896

Interest Expense, net                (1,118)         (900)         (612)        4,800        4,957        5,028
                                  ---------     ---------     ---------     ---------    ---------    ---------
    Pre-tax Income                   21,620        24,759        21,759        23,185       23,271       26,868

Income Taxes (1)                      8,324         9,532         8,437         9,649        9,683       11,065
                                  ---------     ---------     ---------     ---------    ---------    ---------
    Net Income                    $  13,296     $  15,227     $  13,322     $  13,536    $  13,588    $  15,803
                                  =========     =========     =========     =========    =========    =========
Weighted Average Shares              12,927        12,598        12,927        13,113       12,927       12,598
Earnings Per Share                $    1.03     $    1.21     $    1.03     $    1.03    $    1.05    $    1.25

Cash Flow Items:
    EBITDA                           22,802        26,359        23,739        33,312       33,663       37,510
    Depreciation & Amortization       2,300         2,500         2,592         5,327        5,435        5,614
    Capital Expenditures              1,739         1,948         1,791         2,303        2,365        2,592

Margin Analysis:
    Gross Margin                       29.3%         29.3%         29.8%         34.3%        34.2%        33.9%
    EBITDA Margin                      10.5%         10.8%         10.6%         11.6%        11.4%        11.6%
    Operating Margin                    9.4%          9.8%          9.4%          9.7%         9.6%         9.8%
    Net Margin                          6.1%          6.3%          6.0%          4.7%         4.6%         4.9%

Growth Rates:
    Net Sales                          12.9%         12.0%                                                  9.6%
    EBITDA                             10.6%         15.6%                                                 11.4%
    Operating Income                   10.0%         16.4%                                                 13.0%
    Net Income                          6.7%         14.5%                                                 16.3%
    EPS                                11.4%         17.5%                                                 19.3%


--------------------------------------------------------------------------------
(1) Taxes for Fiscal Years 1994 and 1995 are Pro Forma as if the Company had been a C Corporation.
(2) Last twelve months ended 9/24/99.

PROJECT LIBERTY
HISTORICAL BALANCE SHEET
In thousands, except per share amounts
--------------------------------------------------------------------------------

                                                                      As Reported
                                                    -----------------------------------------------    Pro Forma
                                                     12/27/96     12/26/97     12/25/98    9/24/99     for Tanga
Assets                                              ---------    ---------    ---------   ---------    ---------
Current Assets:
     Cash & Equivalents (1) (2)                     $  42,875    $  31,007    $  30,909   $  25,893    $     307
     Accounts Receivable, net                          16,141       23,802       27,535      36,184       46,135
     Inventory                                         17,669       24,980       30,129      29,379       39,846
     Prepaid Expenses & Other Current Assets              657          898          386         370        3,444
     Deferred Income Taxes                                768        1,227        1,498       1,419           --
                                                    ---------    ---------    ---------   ---------    ---------
         Total Current Assets                          78,110       81,914       90,457      93,245       89,732

Property, Plant & Equipment, net                        2,461        3,541        4,183       4,731        9,369
Goodwill                                                4,932       18,121       22,134      21,687       84,747
Other Assets                                            2,806        4,539        4,922       4,830       12,370
                                                    ---------    ---------    ---------   ---------    ---------
         TOTAL ASSETS                               $  88,309    $ 108,115    $ 121,696   $ 124,494    $ 196,218
                                                    =========    =========    =========   =========    =========

Liabilities and Stockholders' Equity

Current Liabilities:
     Notes Payable                                  $     285    $     725    $   1,209   $      --    $  64,000
     Long-term Debt, Current                               --           --           --          --           --
     Accounts Payable (2)                               8,537       13,245       11,992      17,584       20,518
     Accrued Expenses & Other Current Liabilities       2,053        2,875        4,294       4,923        9,630
     Accrued Interest                                      --           --           --          --           --
     Income Taxes Payable                               1,934          221          412         652           --
                                                    ---------    ---------    ---------   ---------    ---------
         Total Current Liabilities                     12,810       17,066       17,907      23,159       94,148

     Long-term Debt                                        --          500           --          --           --
     Commitments & Contingent Liabilities                  --           --           --          --          735

Stockholder's Equity:
     Preferred Stock                                       --           --           --          --           --
     Common Stock                                      96,979      102,794      103,569     103,726      103,726
     Retained Earnings (Deficit)                      (21,479)     (12,245)         220      10,413       10,413
     Less Treasury Stock                                   --           --           --     (12,804)     (12,804)
                                                    ---------    ---------    ---------   ---------    ---------
         Total Stockholders' Equity                    75,500       90,549      103,789     101,335      101,335
                                                    ---------    ---------    ---------   ---------    ---------
         TOTAL LIABILITIES & EQUITY                 $  88,309    $ 108,115    $ 121,696   $ 124,494    $ 196,218
                                                    =========    =========    =========   =========    =========

--------------------------------------------------------------------------------
(1) Includes cash, restricted cash and investments.
(2) Adjusted to reflect a $2 million reduction in payables and an associated reduction in cash related to payments made to vendors on September 27, 1999.

PROJECT LIBERTY
HISTORICAL CASH FLOW STATEMENT
In thousands, except per share amounts
--------------------------------------------------------------------------------

FISCAL YEARS ENDED DECEMBER 31
                                                                        1995        1996        1997        1998
                                                                      --------    --------    --------    --------
Net Income                                                            $  3,117    $  5,863    $  9,234    $ 12,465

Adjustments to Reconcile Net Income to Net Cash
     Provided by Operating Activities:
        Depreciation and Amortization                                      330         735       1,392       1,972
        Deferred Income Taxes                                             (408)       (250)       (205)       (271)
        Gain on Disposition of Property & Equipment                         --          (3)         (2)         17
        Changes in Assets and Liabilities:
           Accounts Receivable                                          (2,641)       (990)     (2,767)     (2,804)
           Inventory                                                    (4,328)       (245)     (4,343)     (4,278)
           Prepaid Expenses & Other Current                                (66)        (18)       (623)        501
           Other Assets                                                   (316)        (63)        122         (15)
           Accounts Payable                                              2,887      (3,858)      2,787      (1,253)
           Accrued Expenses & Other Current                                484        (353)        123         (29)
           Accrued Interest                                                197        (213)         --
           Income Taxes Payable                                          1,021         803      (1,525)        475
                                                                      --------    --------    --------    --------
Net Cash Provided by Operating Activities                                  277       1,408       4,194       6,779

Investing Activities:
     Purchase of Property & Equipment                                     (507)     (1,173)     (1,679)     (1,560)
     Proceeds from Sale of Property & Equipment                             --           4           8           4
     Proceeds from Sale of (Purchase of) Short-Term Investments             --      (3,927)      3,927          --
     Acquisition of Businesses, Including Escrow                        (3,573)     (9,111)    (15,000)     (5,596)
                                                                      --------    --------    --------    --------
Net Cash Used in Investing Activities                                   (4,080)    (14,207)    (12,744)     (7,151)

Financing Activities

     Net (Repayments) Proceeds of Notes Payable                          6,409      (9,923)       (260)       (100)
     Proceeds of Long-Term Debt - Bank                                   2,000
     Principal Repayments on Long-Term Debt:
        Banks                                                           (2,730)     (1,500)
        Related Parties                                                   (102)     (2,941)
     Issuance of Common Stock                                               55
     Repurchase of Common Stock                                        (15,117)
     Repurchase of Series A Preferred Stock, Plus Accrued Dividends                (13,871)
     Repurchase of Series B Preferred Stock, Plus Accrued Dividends                 (6,343)
     Proceeds from the Issuance of Subordinated Debentures               4,000      (4,000)
     Proceeds from the Issuance of Common Stock - IPO                               46,153
     Proceeds from the Issuance of Common Stock - Secondary                         43,427
     Issuance of Series A Preferred Stock                               12,945
     Distributions to Stockholders                                      (3,723)
     Net Proceeds from Exercise of Stock Options                                                 1,306         360
                                                                      --------    --------    --------    --------
Net Cash Provided by Financing Activities                                3,737      51,002       1,046         260
                                                                      --------    --------    --------    --------
Net Increase (Decrease) in Cash                                            (66)     38,204      (7,505)       (112)
Cash at Beginning of Year                                                   91          25      38,229      30,724
                                                                      --------    --------    --------    --------
Cash at End of Year                                                   $     25    $ 38,229    $ 30,724    $ 30,612
                                                                      ========    ========    ========    ========

EAGLES STOCK PERFORMANCE
--------------------------------------------------------------------------------

1,400,000                                                                                         $25.00
                        Daily:  Since 1/1/1999                         Offer Price:  $18.25
1,200,000                                                                                         $20.00

1,000,000 ---------------------------------------------------------------------------------------
                                                                                                  $15.00
  800,000
                                                                                                  $10.00
  600,000

  400,000                                                                                         $ 5.00

  200,000

        0                                                                                         $ 0.00

1/4/99 1/25/99 2/12/99 3/5/99 3/25/99 4/15/99 5/5/99 5/25/99 6/15/99 7/6/99 7/26/99 8/13/99 9/2/99
9/23/99 10/13/99 11/2/99 11/22/99 12/13/99

                                          Volume      Close


-------------------------------------------------------- William Blair & Company
8                                                      Limited Liability Company

EAGLES STOCK PERFORMANCE
--------------------------------------------------------------------------------

3,500,000                  Weekly:  Since IPO Date                                            $35.00
                                                    Offer Price:  $18.25
3,000,000                                                                                     $30.00

2,500,000                                                                                     $25.00

2,000,000                                                                                     $20.00
                         IPO Price:  $11.00
1,500,000                                                                                     $15.00

1,000,000                                                                                     $10.00

  500,000                                                                                     $ 5.00

        0                                                                                     $ 0.00

1/24/96 5/3/96 8/9/96 11/15/96 2/21/97 5/30/97 9/5/97 12/12/97 3/20/98 6/26/98 10/2/98 1/8/99 4/16/99
7/23/99 10/29/99

                                       Volume        Close

-------------------------------------------------------- William Blair & Company
9                                                      Limited Liability Company

EAGLES RESEARCH ANALYSIS SUMMARY
--------------------------------------------------------------------------------

                                                                             ESTIMATES
                                                                         -----------------                  LAST       STOCK PRICE
     INVESTMENT BANK            ANALYST               RATING             1999E       2000E      LTGR %     UPDATE       AT UPDATE
     ---------------            -------               ------             -----       -----      ------     ------       ---------
William Blair & Company      Chuck McDonald         Strong Buy         $   1.03    $   1.20      20.0%     12/7/99      $ 13.31

Robert W. Baird & Co.        Jeffrey Germanotta     Short-Term         $   1.04    $   1.20      25.0%     12/3/99      $  13.00
                                                    Market Perform

                                      ----------------------------------------------------------------
                                      Average                          $   1.04    $   1.20      22.5%
                                      Median                           $   1.04    $   1.20      22.5%
                                      ----------------------------------------------------------------

--------------------------------------------------------------------------------
Note: Christopher Feiss (DB Alex. Brown) dropped coverage of the Company after Q3 earnings release.



-------------------------------------------------------- William Blair & Company
10                                                     Limited Liability Company

--------------------------------------------------------------------------------



                            EAGLES OWNERSHIP PROFILE






-------------------------------------------------------- William Blair & Company
11                                                     Limited Liability Company

PROJECT LIBERTY
EAGLES OWNERSHIP PROFILE
--------------------------------------------------------------------------------

              OWNER NAME                 SHARES HELD     PERCENT HELD    LAST REPORT
              ----------                 -----------     ------------    -----------
     Officers & Directors Subtotal        2,056,545         16.6%
     Institutional Subtotal               9,411,590         75.9%
     Retail Accounts                        939,691          7.6%
                                         -----------     ------------
Total Shares Outstanding                 12,407,826        100.0%
                                         ===========     ============

OFFICERS & DIRECTORS
--------------------
GREEN WILLIAM S                           2,013,536         16.2%          07/01/99
GROSS FRED B                                 43,009          0.3%          07/01/99

TOP INSTITUTIONAL HOLDERS (1)
-----------------------------
DRESDNER RCM GLOBAL INVESTORS             1,787,200         14.4%          09/30/99
T. ROWE PRICE ASSOCIATES, INC.            1,611,564         13.0%          09/30/99
ALEX BROWN CAP ADV&TRUST                  1,280,156         10.3%          09/30/99
WASATCH ADVISORS, INC.                      766,630          6.2%          09/30/99
DIMENSIONAL FD ADVISORS, INC.               450,616          3.6%          09/30/99
J. & W. SELIGMAN & CO., INC.                445,900          3.6%          09/30/99
DENVER INVESTMENT ADVR LLC                  441,200          3.6%          09/30/99
WILLIAM HARRIS INVESTORS INC.               385,900          3.1%          09/30/99
WILLIAM BLAIR&CO L.L.C. INV MGM             306,650          2.5%          09/30/99
D. F. DENT & COMPANY, INC.                  216,281          1.7%          09/30/99
FASCIANO, MICHAEL F                         210,000          1.7%          09/30/99
BANKERS TRUST N Y CORP                      201,150          1.6%          09/30/99
LASALLE NATIONAL BANK                       163,800          1.3%          09/30/99
HENDERSON INVESTORS LTD.                    143,500          1.2%          09/30/99
BARCLAYS BANK PLC                           132,812          1.1%          09/30/99
ROYCE & ASSOCIATES, INC.                    112,500          0.9%          09/30/99
CREDIT SUISSE ASSET MGMT LLC(U              112,000          0.9%          09/30/99
AXA FINANCIAL, INC.                          87,000          0.7%          09/30/99

PROJECT LIBERTY
EAGLES OWNERSHIP PROFILE
--------------------------------------------------------------------------------

              OWNER NAME                 SHARES HELD     PERCENT HELD    LAST REPORT
              ----------                 -----------     ------------    -----------
AIM MANAGEMENT GROUP, INC.                   85,000          0.7%          09/30/99
BRANDYWINE ASSET MGMT, INC.                  71,500          0.6%          09/30/99
MFS INVESTMENT MANAGEMENT                    66,600          0.5%          09/30/99
EATON, VANCE MANAGEMENT, INC.                50,000          0.4%          09/30/99
CITIGROUP INVESTMENTS INC.                   45,756          0.4%          09/30/99
CALIFORNIA STATE TEACH RETIRE                42,700          0.3%          09/30/99
N.Y. STATE TEACH RETIRE SYS                  38,700          0.3%          09/30/99
NORTHERN TRUST COMPANY OF CT                 34,200          0.3%          09/30/99
MERCURY ASSET MANAGEMENT LTD.                23,800          0.2%          09/30/99
MELLON PRIVATE ASSET MGMT                    18,350          0.1%          09/30/99
PARADIGM ASSET MGMT CO, LLC                  17,900          0.1%          09/30/99
MSDW ADVR INC.                               17,200          0.1%          09/30/99
NORTHERN TRUST COMPANY                       14,500          0.1%          09/30/99
FLEET BOSTON CORPORATION                     11,200          0.1%          09/30/99
CIBC WORLD MARKETS CORP.                     10,600          0.1%          09/30/99
OTHER INSTITUTIONAL                           8,725          0.1%

--------------------------------------------------------------------------------
(1) Source:  CDA/Spectrum - Prism for Research

SUMMARY OF EAGLES HISTORICAL TRADING
--------------------------------------------------------------------------------

o  Approximately 24 million shares have traded in LTM as of 12/22/99
o  Weighted average share price over that period is $14.35
o  Highest volume of shares traded between $13.00 and $14.00
o  86.9% of shares traded below $18.25

      SUMMARY RESULTS:                            % OF TRADING
                                                     VOLUME
                                                   BELOW THIS
                                    PRICE            PRICE
                                   -------        ------------
                                   $ 16.00           79.8%
                                   $ 17.00           81.8%
                                   $ 18.00           86.9%
                                   $ 19.00           86.9%
                                   $ 20.00           87.2%


-------------------------------------------------------- William Blair & Company
12                                                     Limited Liability Company

PROJECT LIBERTY
PRICE DISTRIBUTION OF HISTORICAL TRADING ACTIVITY
LATEST TWELVE MONTHS AS OF 12/22/99
--------------------------------------------------------------------------------

EAGLES SHARES

                                                                                            % of Total                  % of Total
                                                               % of Total                     Common                      Public
                                                 % of Total      Volume       % of Total      Shares    % of Total        Float
Greater     but                    Cummulative     Volume      Traded at        Common      Traded at     Public        Traded at
than or     Less       Shares         Shares      Traded at     or Below        Shares       or Below      Float        or Below
Equal to    than       Traded         Traded     This Price    This Price   Outstanding(1)  This Price  Outstanding(2)  This Price
--------   ------     ---------     ----------   ----------    ----------   --------------  ----------  --------------  ----------
                                                               ----------                   ----------                  ----------
$10.00     $11.00     2,586,700      2,586,700     10.8%         10.8%          20.8%          20.8%        24.9%          24.9%
 11.00      12.00     3,486,600      6,073,300     14.5%         25.3%          28.1%          48.9%        33.5%          58.4%
 12.00      13.00     3,519,800      9,593,100     14.6%         39.9%          28.4%          77.3%        33.9%          92.3%
 13.00      14.00     5,285,500     14,878,600     22.0%         61.9%          42.6%         119.9%        50.9%         143.1%
 14.00      15.00     3,265,200     18,143,800     13.6%         75.5%          26.3%         146.2%        31.4%         174.6%
 15.00      16.00     1,039,200     19,183,000      4.3%         79.8%           8.4%         154.6%        10.0%         184.6%
 16.00      17.00       469,600     19,652,600      2.0%         81.8%           3.8%         158.4%         4.5%         189.1%
 17.00      18.00     1,225,300     20,877,900      5.1%         86.9%           9.9%         168.3%        11.8%         200.9%
 18.00      19.00            --     20,877,900      0.0%         86.9%           0.0%         168.3%         0.0%         200.9%
 19.00      20.00        66,300     20,944,200      0.3%         87.2%           0.5%         168.8%         0.6%         201.5%
 20.00      21.00       570,000     21,514,200      2.4%         89.5%           4.6%         173.4%         5.5%         207.0%
 21.00      22.00       933,200     22,447,400      3.9%         93.4%           7.5%         180.9%         9.0%         216.0%
 22.00      23.00       764,800     23,212,200      3.2%         96.6%           6.2%         187.1%         7.4%         223.3%
 23.00      24.00       819,600     24,031,800      3.4%        100.0%           6.6%         193.7%         7.9%         231.2%
                     ----------                                ----------                   ----------                  ----------
                     24,031,800

WEIGHTED AVERAGE SHARE PRICE:     $      14.35

--------------------------------------------------------------------------------
(1) Based on 12,407,826 shares outstanding per 9/24/99 quarterly report.
(2) Excludes 2,013,536 shares held by Company CEO.

--------------------------------------------------------------------------------




                             PRELIMINARY VALUATION
                              ANALYSIS FOR EAGLES




-------------------------------------------------------- William Blair & Company
13                                                     Limited Liability Company

VALUATION SUMMARY:  EAGLES
--------------------------------------------------------------------------------


                                               Implied Price per Share
                                            ---------------------------
        Valuation Measure                      Low                High
        -----------------                   -------             -------
Comparable Company Analysis (1)             $ 15.67     --      $ 18.46

Comparable Merger Analysis                  $ 16.38     --      $ 19.97

Discounted Cash Flow Analysis               $ 17.38     --      $ 21.76

Leveraged Re-Cap Analysis                   $ 15.25     --      $ 17.00

                  -----------------------------------------------------
                  AVERAGE                   $ 16.17     --      $ 19.30
                  -----------------------------------------------------

(1) Assumes 35% merger premium.


-------------------------------------------------------- William Blair & Company
14                                                     Limited Liability Company

SUMMARY OF COMPARABLE COMPANY ANALYSIS
--------------------------------------------------------------------------------
o Used group of 12 business-to-business direct marketers and distributors
o On average, the group is 38.7% off of their respective 52 week high share prices
o Eagles is currently trading at a slight premium to the comparable multiples

SUMMARY RESULTS:
                                                 Comparable Multiples                      Implied Price
                                        -----------------------------------    -----------------------------------
                                          Relevant Range                         Relevant Range
                                        -----------------                      -----------------
                             Statistic    Low       High    Median    Mean       Low       High    Median    Mean
                             ---------  ------     ------   ------   ------    ------     ------   ------   ------
Total Value / LTM Revenue    $287,894   0.50 x --  0.70 x   0.40 x   0.60 x    $ 6.27 --  $10.78   $ 4.02   $ 8.53
Total Value / LTM EBIT       $ 27,985    7.9 x --   8.9 x    8.0 x    8.4 x    $12.31 --  $14.49   $12.52   $13.40
Total Value / LTM EBITDA     $ 33,312    5.8 x --   6.8 x    5.8 x    6.4 x    $10.13 --  $12.73   $10.13   $11.69

Share Price / 1999E EPS      $   1.05   11.5 x --  13.0 x   10.0 x   12.5 x    $12.09 --  $13.66   $10.51   $13.14
Share Price / 2000E EPS      $   1.25    9.5 x --  11.0 x    8.6 x   10.6 x    $11.92 --  $13.80   $10.79   $13.30

                                            ----------------------------------------------------------------------
                                            Average (1)                        $11.61 --  $13.67   $10.99   $12.88
                                            ----------------------------------------------------------------------

                                                                                      With 35% Merger Premium
                                                                               -----------------------------------
                                                                                 Relevant Range
                                                                               -----------------
                                                                                 Low       High    Median    Mean
                                                                               ------     ------   ------   ------
Total Value / LTM Revenue                                                      $ 8.47 --  $14.55   $ 5.43   $11.51
Total Value / LTM EBIT                                                         $16.61 --  $19.57   $16.91   $18.09
Total Value / LTM EBITDA                                                       $13.67 --  $17.19   $13.67   $15.78

Share Price / 1999E EPS                                                        $16.32 --  $18.45   $14.19   $17.74
Share Price / 2000E EPS                                                        $16.09 --  $18.63   $14.56   $17.95

                                            ----------------------------------------------------------------------
                                            Average (1)                        $15.67 --  $18.46   $14.83   $17.39
                                            ----------------------------------------------------------------------

(1) Excludes revenue multiple for average


-------------------------------------------------------- William Blair & Company
15                                                     Limited Liability Company



                                              COMPARABLE COMPANIES FOR PROJECT LIBERTY
                                                      Summary Market Statistics
                                                        Priced as of 12/22/99

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Cal. 99E P/E / Ca. 00E P/E /
                                                                     Price / Earnings Ratio         Long-    Long-   Long-
                                   Stock Price                  ---------------------------------   Term     Term    Term   Mkt Prc/
                           -------------------------- % Change   Most                               EPS      EPS     EPS     Book
                               52 Week                  Since   Recent                             Growth   Growth  Growth   Value
                            Low       High   12/22/99   High      FY     LTM   Cal. 99E  Cal. 00E   Rate     Rate    Rate  Per Share
                           -----     ------  --------  ------   ------  ------ --------  --------   -----   ------  ------ ---------
AIRGAS                     $7.88 --  $14.00    $8.50   -39.3%   11.9 x  12.0 x   14.5 x    12.1 x   14.8%    98.2%   81.8%   1.2 x
APPLIED INDUSTRIAL TECH    11.13 --   19.06    16.88   -11.5%   18.1    14.7     15.1      12.0     14.8%   101.8%   80.9%   1.2
BARNETT (1)                 7.25 --   17.63     9.38   -46.8%   10.0     9.9      9.5       8.3     17.5%    54.1%   47.6%   1.6
HUGHES SUPPLY              17.88 --   30.00    21.56   -28.1%    8.5     8.1      7.7       6.8     15.7%    49.2%   43.2%   1.0
INDUSTRIAL DISTR GROUP      2.25 --    8.50     3.00   -64.7%    4.0     8.1      9.7       7.1     20.0%    48.4%   35.7%   0.2
JLK DIRECT DISTR (2)        7.00 --   13.50     8.38   -38.0%   10.1     9.9      9.6       8.4     15.0%    63.8%   55.8%   0.9
LAWSON PRODUCTS            20.38 --   28.06    23.50   -16.3%   12.4    10.4       NA        NA      5.0%      NA      NA    1.7
MSC INDL DIRECT INC         7.50 --   27.31    13.06   -52.2%   18.1    18.1     17.9      16.3     28.8%    62.1%   56.7%   2.5
NCH CORP                   44.25 --   65.88    44.75   -32.1%   10.5    10.3       NA        NA       NA       NA      NA    1.1
WW GRAINGER                36.88 --   58.13    45.94   -21.0%   18.8    19.9     21.3      18.4     13.1%   162.3%  140.3%   3.1
WATSCO INC                  9.75 --   19.88    10.56   -46.9%   11.7    10.6     10.3       8.7     20.9%    49.1%   41.8%   1.0
WESCO INTL INC              5.50 --   22.88     7.31   -68.0%    NMF     NMF      9.8       7.5     22.5%    43.3%   33.2%   2.8

Average                                                -38.7%   12.2 x  12.0 x   12.5 x    10.6 x   17.1%    73.2%   61.7%   1.5 x
Median                                                 -38.6%   11.7    10.4     10.0       8.6     15.7%    58.1%   51.7%   1.2

EAGLES

Current Price (3)         $10.00 --  $23.75   $14.00   -41.1%   15.2 x  13.6 x   13.3 x    11.2 x   25.0%    53.3%   44.6%   1.7 x

Offer Price (4)                               $18.25                    17.7     17.4      14.5

                                  Total Value /
                           ------------------------------
                            LTM     LTM Oper.       LTM            LTM            Mkt.         LTM
                           Sales     Income        EBITDA       Sales (MM)     Cap. (MM)      Ended
                           -----    --------       ------       ---------      --------       -----
AIRGAS                     0.9 x      15.4 x        7.8 x       $1,530.6         $596.8       09/99
APPLIED INDUSTRIAL TECH    0.3         8.8          6.0          1,529.4          353.4       09/99
BARNETT (1)                0.7         6.6          5.5            256.4          152.3       09/99
HUGHES SUPPLY              0.4         8.0          6.6          2,745.9          503.6       07/99
INDUSTRIAL DISTR GROUP     0.1         8.7          5.6            529.8           25.8       09/99
JLK DIRECT DISTR (2)       0.4         5.9          4.7            518.2          205.3       09/99
LAWSON PRODUCTS            0.7         5.9          5.1            309.0          243.2       09/99
MSC INDL DIRECT INC        1.5        11.7         10.6            651.5          888.9       08/99
NCH CORP                   0.3         4.5          3.5            788.1          242.0       07/99
WW GRAINGER                1.0        12.2          9.9          4,457.6        4,289.8       09/99
WATSCO INC                 0.4         8.0          6.8          1,159.7          307.7       09/99
WESCO INTL INC             0.2         5.5          4.7          3,350.8          315.8       09/99


Average                    0.6 x       8.4 x        6.4 x       $1,485.6         $677.1
Median                     0.4         8.0          5.8            973.9          311.8

EAGLES

Current Price (3)          0.8 x       8.5 x        7.1 x         $287.9         $173.7       09/99

Offer Price (4)            1.0        10.6          8.9

----------------------------------------------------------------------
(1) Barnett announced on 12/13/99 that it has retained an investment bank to explore strategic alternatives that will maximize shareholder value.
(2) JLK's parent company, Kennametal, Inc., announced on 11/17/99 that it may sell JLK Direct.
(3) Valuation is based on 12.40 million shares currently outstanding.
(4) Valuation is based on 12.79 million fully diluted shares at a purchase price of $18.25.

LTM = Latest Twelve Months,   CAGR = Compounded Annual Growth Rate,
NA = Not Available,           NMF = Not Meaningful


William Blair & Company


                                           COMPARABLE COMPANIES FOR PROJECT LIBERTY
                                                 Summary Operating Statistics

------------------------------------------------------------------------------------------------------------------------------

                              Gross Profit as a     Operating Income as a         Net Income as a
                                 % of Sales               % of Sales                 % of Sales                 3 YR CAGR
                             -------------------     --------------------        -------------------     ---------------------
                              LTM       4 YR Avg      LTM        4 YR Avg        LTM        4 YR Avg      Sales        Net Inc
                             -----      --------     -----       --------        ----       --------     ------        -------
AIRGAS                       46.2%        47.4%       6.1%         9.2%          3.3%         3.7%        23.0%          8.9%
APPLIED INDUSTRIAL TECH      25.2%        25.9%       3.3%         3.8%          1.6%         1.9%        10.1%         -5.1%
BARNETT (1)                  33.1%        33.7%      10.6%        11.8%          6.0%         6.9%        23.7%         20.5%
HUGHES SUPPLY                22.3%        20.4%       4.5%         4.1%          2.3%         2.3%        24.1%         33.8%
INDUSTRIAL DISTR GROUP       22.3%        23.7%       1.5%         2.5%          0.6%         1.5%       158.4%        108.4%
JLK DIRECT DISTR (2)         32.0%        32.8%       6.8%         9.1%          4.0%         5.6%        29.6%         10.6%
LAWSON PRODUCTS              65.7%        67.7%      12.1%        12.8%          7.8%         8.1%         9.4%         -0.1%
MSC INDL DIRECT INC          40.2%        40.9%      12.6%        13.3%          7.5%         8.7%        28.7%         13.2%
NCH CORP                     44.8%        46.2%       6.2%         7.0%          3.1%         3.9%         0.6%        -12.5%
W W GRAINGER                 36.9%        36.2%       8.5%         9.6%          4.9%         5.7%         9.8%          8.5%
WATSCO INC                   23.3%        22.1%       5.2%         5.4%          2.5%         2.6%        54.0%         65.9%
WESCO INTL INC               17.7%        17.8%       3.9%         3.2%          1.0%         1.3%           NA            NA

   --------------------------------------------------------------------------------------------------------------------------
   Average                   34.1%        34.6%       6.8%         7.7%          3.7%         4.4%        33.8%         22.9%
   Median                    32.5%        33.2%       6.1%         8.1%          3.2%         3.8%        23.7%         10.6%
   --------------------------------------------------------------------------------------------------------------------------

EAGLES                       29.4%        29.8%       9.7%         9.3%          6.3%         5.9%        46.8%         58.7%


                                                   Return on
                                 Return on          Average        Common Equity /     Total Debt /          Net Debt /
                               Average Assets    Common Equity    Capitalization     Capitalization     Net Capitalization
                               --------------    -------------    ---------------    --------------     ------------------
AIRGAS                             3.1%               11.4%            36.7%              63.3%                  63.3%
APPLIED INDUSTRIAL TECH            3.4%                6.7%            74.6%              25.4%                  22.4%
BARNETT (1)                       12.4%               18.1%            74.3%              25.7%                  21.5%
HUGHES SUPPLY                      5.9%               13.6%            49.7%              50.3%                  49.9%
INDUSTRIAL DISTR GROUP             3.5%                5.8%            71.5%              28.5%                  28.1%
JLK DIRECT DISTR (2)               7.4%                9.9%            97.0%               3.0%                   1.3%
LAWSON PRODUCTS                   10.9%               14.9%           100.0%               0.0%                 -19.0%
MSC INDL DIRECT INC               10.7%               14.4%            83.6%              16.4%                  15.9%
NCH CORP                           5.1%                9.6%            96.8%               3.2%                 -11.8%
W W GRAINGER                      11.6%               18.5%            79.8%              20.2%                  17.9%
WATSCO INC                         5.4%               10.3%            63.6%              36.4%                  35.5%
WESCO INTL INC                     3.2%              140.2%            21.2%              78.8%                  77.4%

   -------------------------------------------------------------------------------------------------------------------
   Average                         6.9%               22.8%            70.7%              29.3%                  25.2%
   Median                          5.6%               12.5%            74.4%              25.6%                  22.0%
   -------------------------------------------------------------------------------------------------------------------

EAGLES                            10.8%               12.8%            61.3%              38.7%                  38.6%


LTM = Latest Twelve Months,     CAGR = Compounded Annual Growth Rate,
NA = Not Available,             NMF = Not Meaningful


William Blair & Company

RELATIVE INDUSTRY PERFORMANCE
--------------------------------------------------------------------------------


300         Indexed: 1/24/96 = 100                                           300

                             Weekly: Since IPO Date
250                                                                          250

200                                                                          200

150                                                                          150

100                                                                          100

50                                                                            50

1/24/96 4/19/96 7/12/96 10/4/96 12/27/96  3/21/97 6/13/97 9/5/97 11/28/97
2/20/98 5/15/98 8/7/98  10/30/98 1/22/99 4/16/99 7/9/99 10/1/99

              Eagles              Comps Index        S&P 500 Index


-------------------------------------------------------- William Blair & Company
16                                                     Limited Liability Company

SUMMARY OF COMPARABLE MERGER ANALYSIS
--------------------------------------------------------------------------------

o Selected group of 10 comparable mergers for business-to-business direct marketers and distributors of MRO and industrial/building products


SUMMARY RESULTS:
                                                 Comparable Multiples                      Implied Price
                                        -----------------------------------    -----------------------------------
                                          Relevant Range                         Relevant Range
                                        -----------------                      -----------------
                             Statistic    Low       High    Median    Mean       Low       High    Median    Mean
                             ---------  ------     ------   ------   ------    ------     ------   ------   ------
Total Value / LTM Revenue    $287,894   0.55 x --  0.80 x   0.57 x   0.77 x    $ 7.40 --  $13.03   $  7.85  $12.35

Total Value / LTM EBIT       $ 27,985   10.0 x --  11.5 x   11.2 x   10.0 x    $16.90 --  $20.18   $ 19.53  $16.90

Total Value / LTM EBITDA     $ 33,312    8.0 x --   9.5 x    9.1 x    8.5 x    $15.86 --  $19.76   $ 18.72  $17.16

                                         -------------------------------------------------------------------------
                                         Average (1)                           $16.38 --  $19.97   $ 19.12  $17.03
                                         -------------------------------------------------------------------------

(1) Excludes revenue multiple for average.


-------------------------------------------------------- William Blair & Company
17                                                     Limited Liability Company

PROJECT LIBERTY
Comparable Merger and Acquisition Transactions for Eagles
--------------------------------------------------------------------------------


                                                                                                                         Transaction
                                                                                                                            Value
   Announced      Completed            Target               Target Business Description                Acquiror             ($MM)
   ---------      ---------    --------------------------   ------------------------------     ----------------------    -----------

   07/22/99        Pending     White Cap Industries Inc     Whl constr & mining mach           Leonard Green Partners       238.9

   05/08/98        07/08/98    Century Maintenance Supply   Whl repair, maintenance supply     Freeman Spogli               262.6
                               Inc.

   04/24/98        06/05/98    WESCO Distribution Inc (CDW) Whl electrical, indl products      Cypress Group              1,014.0

                                                            Distributor of repair and
   02/02/98        02/02/98    Chad Supply, Inc.            maintenance products               Hughes Supply Inc.            46.0

   10/22/97        12/02/97    Shelter Components Corp.     Distributes building materials.    Kevco Inc                    143.6

                                                            Whl maintenance and repair
   01/17/97        03/14/97    Maintenance Warehouse        products                           Home Depot, Inc.             272.3

   11/11/96        03/26/97    Strober Organization Inc.    Distributes building materials     Hamilton Acquisition LLC      28.1

   09/27/96        09/27/96    Salem Corp.                  Wholesale industrial mach & equip  Salem Group                   35.6

                                                            Distributes roofing, siding, &
   07/04/96        07/04/96    Allied Buildings Corp.       insulation                         CRH Plc                      121.0

                                                            Distributes pipe, valve and        Hughes Supply
   03/28/96        03/28/96    Southwest Stainless Inc      fitting products                   Incorporated                 117.4


                                                                                               AVERAGE                      227.9
                                                                                               MEDIAN                       132.3




                                                        Equity        Transaction Value / LTM
                                                         Value      -----------------------------
         Target                       Acquiror           ($MM)      Sales       EBIT      EBITDA
 --------------------------   ----------------------    -------     ------     ------     -------

 White Cap Industries Inc     Leonard Green Partners      185.4     0.79 x     11.2 x       9.1 x

 Century Maintenance Supply   Freeman Spogli              122.6     1.52       12.6        12.0
 Inc.

 WESCO Distribution Inc (CDW) Cypress Group               670.5     0.38       11.9        10.5

 Chad Supply, Inc.            Hughes Supply Inc.           46.0     0.77       10.2         9.2

 Shelter Components Corp.     Kevco Inc                   136.5     0.29       12.0         9.4

 Maintenance Warehouse        Home Depot, Inc.            245.4     2.16       13.0        11.9

 Strober Organization Inc.    Hamilton Acquisition LLC     32.0     0.22        5.5         4.4

 Salem Corp.                  Salem Group                  46.6     0.25        7.1         5.3

 Allied Buildings Corp.       CRH Plc                        NA     0.28         NA         7.0

                              Hughes Supply
 Southwest Stainless Inc      Incorporated                106.0     1.07        6.9         6.5


                              AVERAGE                     176.8     0.77 x     10.0 x       8.5 x
                              MEDIAN                      122.6     0.57       11.2         9.1

SUMMARY OF MERGER PREMIUM ANALYSIS
--------------------------------------------------------------------------------

o Analyzed public company transactions since 1/1/98 with Enterprise Value between $200 and $500 million
o  194 transactions using purchase accounting


--------------------------------------------------------------------------------------------
MERGER PREMIUM ANALYSIS:
                                          TRANSACTION PREMIUM                    EAGLES
                                ----------------------------------------         PREMIUM
                                  LOW       HIGH       MEAN       MEDIAN      AS OF 12/22/99
                                ------     ------      -----      ------      --------------

One Day Before Announcement     -10.7% --  132.5%      31.1%       25.9%          30.4%

One Week Before Announcement    -29.9% --  141.4%      36.5%       30.0%          27.0%
--------------------------------------------------------------------------------------------

                                                     ---------------------------------------
                                                     Offer Price                 $18.25
                                                     Close 12/22/1999            $14.00
                                                     Close 12/15/1999            $14.38
                                                     ---------------------------------------

-------------------------------------------------------- William Blair & Company
18                                                     Limited Liability Company

SUMMARY OF DISCOUNTED CASH FLOW ANALYSIS
--------------------------------------------------------------------------------

KEY ASSUMPTIONS:

o Management's base case assumptions for five years of results through 2004
o Eagle's base (pre-Tanga) revenue growth of 11.5%, 11.0%, 10.5%, and 10.0% for 2001 - 2004
o Eagles base gross margins held constant at 1999(P) level of 29.3%
o Eagles base operating margin improves over projection period: 10.1%, 10.3%, 10.6%, 10.8% for 2001 - 2004
o Tanga assumes 3.0% revenue growth in 1999 and 2000, 8.0% thereafter and constant EBITDA margins

SUMMARY RESULTS:

                                            Discount Rate
                                   ------------------------------
                                    12.5%      13.5%        14.5%
                                   ------------------------------
                                                           ------
            Terminal      7.5      $19.24     $18.29       $17.38
                                                           ------
            EBITDA        8.0      $20.50     $19.49       $18.53
                                   ------
            Multiple      8.5      $21.76     $20.70       $19.68
                                   ------

-------------------------------------------------------- William Blair & Company
19                                                     Limited Liability Company

PROJECT LIBERTY (INCLUDING ACQUISITION OF TANGA)
Discounted Cash Flow Analysis
--------------------------------------------------------------------------------
Dollars in millions, except per share amounts


Discount Rate                   13.5%
Terminal EBITDA Multiple         8.0
---------------------------------------------------------------------------------------------------------------------
                                                                                 WACC CALCULATION
                                                Base Case                        ----------------
                                 -----------------------------------------       Equity Risk Premium            11.0%
                                  2000     2001     2002     2003     2004       Risk Free Rate                  6.4%
                                 -----    -----    -----    -----    -----       Levered Beta                   0.74
Revenue                          324.0    358.4    395.3    434.4    475.8       Borrowing Rate                  9.0%
EBITDA                            37.5     42.1     47.0     52.3     58.0       Tax Rate                       38.0%
                                                                                 Debt % of Cap                  10.0%
EBIT                              31.9     36.3     41.0     46.0     51.5       Cost of Equity                 14.4%
Tax                               13.0     14.7     16.4     18.4     20.4       After Tax Cost of Debt          5.6%
                                 -----------------------------------------       Weighted Cost of Capital       13.5%
EBIT after Tax                    18.9     21.6     24.5     27.7     31.0       ------------------------------------
Plus Depreciation                  1.8      2.0      2.3      2.5      2.7
Plus Amortization                  3.8      3.8      3.8      3.8      3.8
Less Capex                         2.6      2.9      3.2      3.5      3.8
Less Change in NWC                 6.3      7.6      8.1      8.6      9.1
                                 -----------------------------------------
Free Cash Flow                    15.7     17.0     19.3     21.9     24.7
Terminal Value                                                       464.2
                                                                     -----
Total Cash Flows                  15.7     17.0     19.3     21.9    488.9

Present Value of Enterprise     $313.0
Current Net Debt                 $63.7
                                ------
Implied Equity Value            $249.3
Shares & CSEs Outstanding        12.79
                                ------
Equity Value Per Share          $19.49

--------------------------------------------------------------------------------
SENSITIVITY ANALYSIS                        Discount Rate
                                   ------------------------------
                                    12.5%      13.5%        14.5%
Terminal EBITDA Multiples          ------------------------------
                          7.5      $19.24     $18.29       $17.38
                          8.0      $20.50     $19.49       $18.53
                          8.5      $21.76     $20.70       $19.68

--------------------------------------------------------------------------------

SUMMARY OF LEVERAGED RECAPITALIZATION ANALYSIS
--------------------------------------------------------------------------------

Key Assumptions:
o  Same operating assumptions as discounted cash flow analysis
o Financed through term debt at 9.1% and mezzanine debt at 12% plus warrants to achieve 18.0% IRR
o  Debt financing of 5.1x 1999 EBITDA (3.9x for senior, 1.2x for mezzanine)
o  Exit multiple of 8.5x EBITDA in 2004
o To achieve 25% - 30% expected IRR implies a price range of $15.25-$17.00 per share


                                                              1999
                                                            IMPLIED
                                               COMBINED      EBITDA
        SUMMARY RESULTS:        DEAL PRICE    EQUITY IRR    MULTIPLE
                                ------------------------------------
                                  $14.00        35.2%          7.2
                                  $14.25        34.1%          7.3
                                  $14.50        33.1%          7.4
                                  $14.75        32.1%          7.5
                                  $15.00        31.2%          7.6
                                  $15.25        30.3%          7.7
                                  $15.50        29.4%          7.8
                                  $15.75        28.6%          7.9
                                  $16.00        27.8%          8.0
                                  $16.25        27.0%          8.1
                                  $16.50        26.3%          8.2
                                  $16.75        25.5%          8.3
                                  $17.00        24.9%          8.4
                                  $17.25        24.2%          8.4
                                  $17.50        23.5%          8.5
                                  $17.75        22.9%          8.6
                                  $18.00        22.3%          8.7
                                ------------------------------------
                                  $18.25        21.7%          8.8
                                ------------------------------------


------------------------------------------------------- William Blair & Company
20                                                    Limited Liability Company

PROJECT LIBERTY (INCLUDING ACQUISITION OF TANGA)        William Blair & Company
Leveraged Re-Cap Analysis ($000s)                     Limited Liability Company
--------------------------------------------------------------------------------
Fiscal Year Ends 12/31

                                                  ----------         --------------------------------------------------------------
                                                  Pro Forma                                   Pro Forma Projected
                                                     1999                2000         2001         2002         2003         2004
                                                  ----------         --------------------------------------------------------------
Sales                                             $  295,575         $  324,005   $  358,446   $  395,265   $  434,419   $  475,832
   Annual Growth                                         N/A                9.6%        10.6%        10.3%         9.9%         9.5%

EBITA                                             $   32,072         $   35,707   $   40,111   $   44,778   $   49,832   $   55,277
   EBITA Margin                                         10.9%              11.0%        11.2%        11.3%        11.5%        11.6%

Amortization Expense                                   3,844              8,368        8,368        8,368        8,368        8,368
                                                  ----------         --------------------------------------------------------------
EBIT                                              $   28,228         $   27,339   $   31,743   $   36,410   $   41,464   $   46,909

Interest Expense:
   Term A & B Debt                                     4,957             10,197        9,192        8,187        7,182        6,177
   Revolver                                               --              1,827        2,354        2,729        2,857        2,704
   Mezzanine Debt                                         --              4,800        4,800        4,800        4,800        4,800
                                                  ----------         --------------------------------------------------------------
Pre-Tax Income                                    $   23,271         $   10,515   $   15,397   $   20,694   $   26,624   $   33,228

Taxes (On Deductible Items) @         38.0%            9,683              6,606        8,461       10,474       12,727       15,237
                                                  ----------
Net Income                                        $   13,588         $    3,909   $    6,936   $   10,220   $   13,897   $   17,991
                                                  ==========         ==============================================================
Add:  Depreciation                                     1,591              1,803        2,035        2,270        2,507        2,748
Add:  Amortization                                     3,844              8,368        8,368        8,368        8,368        8,368
Less: Capital Expenditures                                                2,592        2,868        3,162        3,475        3,807
Less: Change in Working Capital                                           6,255        7,577        8,100        8,614        9,111
                                                                     --------------------------------------------------------------
Cash Flow Available including Terminal Value                         $    5,234   $    6,895   $    9,596   $   12,683   $  509,403
   Scheduled Term Repayments                                             11,000       11,000       11,000       11,000       67,611
   Revolver Repayments (Borrowings)                                      (5,766)      (4,105)      (1,404)       1,683       29,592
   Mezzanine Debt Repayments                                                 --           --           --           --       40,000
                                                                                                                         ----------
Residual Equity Value                                                                                                       372,200

-----------------------------------------------------------------------------------------------------------------------------------
Cash Flow to Mezzanine Debt Holders                  (40,000)             4,800        4,800        4,800        4,800       61,970
   Mezzanine Debt IRR                                   18.0%
-----------------------------------------------------------------------------------------------------------------------------------
Combined Cash Flow to Preferred & Common Equity     (133,000)                --           --           --           --      355,030
   Combined Equity IRR                                  21.7%
-----------------------------------------------------------------------------------------------------------------------------------

                                                                     --------------------------------------------------------------
Debt Balances:                                       BEGINNING            2000         2001         2002         2003        2004
                                                     ---------       --------------------------------------------------------------
   Term A & B Debt                                   111,611            100,611       89,611       78,611       67,611           --
   Revolver Debt                                      20,000             25,766       29,871       31,275       29,592           --
   Mezzanine Debt                                     40,000             40,000       40,000       40,000       40,000           --

-----------------------------------------------------------------------------------------------------------------------------------
EBITDA                                                33,663             37,510       42,146       47,048       52,339       58,025
-----------------------------------------------------------------------------------------------------------------------------------

PROJECT LIBERTY (INCLUDING ACQUISITION OF TANGA         William Blair & Company
Leveraged Re-Cap Analysis ($000s)                     Limited Liability Company
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Structure Assumptions:
Assumed Shares Outstanding:                                       12,790      SOURCES OF CASH                 AMOUNT   % OF CAPITAL
Assumed Price Per Share for ReCap                               $  18.25      Revolver                        20,000        6.6%
Assumed Equity Value of Re-capitalization:                       233,418      Term A & B Debt                111,611       36.6%
Implied Total Value (Equity Value less Excess Cash plus Debt)    297,111      Mezzanine Debt                  40,000       13.1%
Total Value / 1999 EBITDA                                            8.8      Preferred Equity               132,000       43.3%
Senior Debt (Revolver & Term) as Multiple of 1999 EBITDA:            3.9      Common Equity                    1,000        0.3%
Total Financing as Multiple 1999 EBITDA:                             5.1      Excess Cash                        307        0.1%
Pro Forma 1999 EBITDA:                                            33,663                                     -------
Exit at end of Year                                                    5                                     304,918
Term & Revolver Interest Rate:                                       9.1%     USES OF CASH
Mezzanine Debt Rate:                                                12.0%     Existing Debt to be Paid Down               64,000
Mezzanine Debt Equity Warrants (%):                                  4.6%     Equity to Owners                           233,418
Preferred Stock Accrual Rate:                                       14.0%     Transaction Costs                            7,500
Assumed Exit Multiple of EBITDA:                                     8.5 x    Contribution to Working Capital                 --
                                                                                                                         -------
                                                                                                                         304,918
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Resulting Coverage:                                             1999        2000        2001        2002        2003        2004
                                                              ----------------------------------------------------------------------
EBITA/Interest Expense                                                      2.12        2.45        2.85        3.36        4.04
EBITDA/Interest Expense                                                     2.23        2.58        2.99        3.53        4.24

Total Debt to EBITDA                                            5.10        4.44        3.78        3.19        2.62          --
Senior Debt (Revolver & Term) to EBITDA                         3.91        3.37        2.83        2.34        1.86          --

                                                                                                                               %
Equity to Existing Owners:                                                                                                 OWNERSHIP
Amount Paid for Equity                                          $ 233,418       Equity Required in Deal:       133,000       100.0%
   Shares Owned by BG                                               2,080       BG Rolled Equity:                3,000         2.3%
   % of BG Shares Rolled into Deal                                      8%                                     --------------------
   Dollar Amount Rolled by Insiders at assumed deal price       $   3,000       Additional Equity Required:    130,000        97.7%
Net Equity to be Paid Out                                       $ 230,418       % of Old Equity Taken Out:        98.7%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Goodwill Amortization Detail:                                                   Interest Rate Calculation:
   Tangible Book Value                                          $   4,218       LIBOR (6 Month)                             6.03%
   Purchase Price Paid                                          $ 297,111       Revolver (300 Basis Points over LIBOR)      9.03%
   New Goodwill                                                 $ 292,893       Term A Debt (300 Basis Points over LIBOR)   9.03%
   Amortization Period                                                 35       Term B Debt (325 Basis Points over LIBOR)   9.28%
   Annual Amortization                                          $   8,368
                                                                                Blended Interest Rate                       9.14%
------------------------------------------------------------------------------------------------------------------------------------

PROJECT LIBERTY (INCLUDING ACQUISITION OF TANGA)
Leveraged Re-Cap Analysis ($000s)
--------------------------------------------------------------------------------

Sensitivity Analysis at Various Deal Prices -- Resulting Impact on Equity IRR and EBITDA Multiple


                                                                                          1999
                                                                                        Implied
                                                                            Combined     EBITDA
                                                              Deal Price   Equity IRR   Multiple
BASE CASE:                                                    ----------------------------------
Price on 12/22/99                       $ 14.00                 $14.00        35.2%       7.2
Assumed Premium in Deal (Base Case)        30.4%                $14.25        34.1%       7.3
Total Value to 1999 EBITDA                  8.8 x               $14.50        33.1%       7.4
Total Value to 2000 EBITDA                  7.9 x               $14.75        32.1%       7.5
                                                                $15.00        31.2%       7.6




                                                                $17.25        24.2%       8.4
                                                                $17.50        23.5%       8.5
                                                                $17.75        22.9%       8.6
                                                                $18.00        22.3%       8.7
                                                              ----------------------------------
                                                                $18.25        21.7%       8.8
                                                              ----------------------------------

--------------------------------------------------------------------------------



                           FORM OF FAIRNESS OPINION



-------------------------------------------------------- William Blair & Company
21                                                     Limited Liability Company

                            William Blair & Company
                           Limited Liability Company


DRAFT FORM OF FAIRNESS OPINION

December 22, 1999

Special Committee of the Board of Directors
Board of Directors
Wilmar Industries, Inc.
303 Harper Drive
Moorestown, NJ  08057

Gentlemen:

        We understand that Wilmar Industries, Inc. (the "Company") and W Acquisitions, Inc. ("Merger Sub") are proposing to enter into an Agreement and Plan of Merger ("the "Agreement") which will provide, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Under the terms set forth in a draft of the Agreement dated December 22, 1999, at the effective time of the Merger (the "Effective Time"), each share of common stock, no par value, of the Company (the "Common Stock") issued and outstanding immediately prior to the Effective Time (other than Shares owned by Merger Sub shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, an amount in cash equal to $18.25 (the "Merger Consideration"). The terms and conditions of the Merger are set out more fully in the Agreement.

        You have asked us whether, in our opinion, the Merger Consideration is fair from a financial point of view and as of the date hereof to the "Holders of Common Stock". The "Holders of Common Stock" shall be defined as all holders of Common Stock outstanding as of the date hereof, other than Merger Sub, any affiliates of Merger Sub, and the Chairman of the Company (the "Chairman").

        For purposes of this opinion we have, among other things:

        (i) reviewed certain publicly available financial statements and other business and financial information of the Company;

        (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the Company's management;

        (iii) reviewed drafts dated December 17, 1999 of certain financial forecasts and other forward looking financial information prepared by the Company's management;

        (iv) held discussions with the management of the Company concerning the business, past and current operations, financial condition and future prospects of the Company;

        (v) reviewed the financial terms and conditions set forth in the draft of the Agreement furnished to us;


        222 WEST ADAMS STREET    CHICAGO, ILLINOIS 60606    312-236-1600

        (vi)    reviewed the stock price and trading history of Company Common
                Stock;

        (vii) compared the financial performance of the Company and the prices and trading activity of Company Common Stock with that of certain other publicly traded companies comparable with the Company;

        (viii) compared the financial terms of the Merger with the financial terms, to the extent publicly available, of other transactions that we deemed relevant;

        (ix)    prepared a discounted cash flow analysis of the Company;

        (x)     prepared a leveraged acquisition analysis of the Company;

        (xi) participated in discussions among representatives of the Company and its legal advisors; and

        (xii) made such other studies and inquiries, and took into account such other matters, as we deemed relevant, including our assessment of general economic, market and monetary conditions as of the date hereof.

        In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us (including information furnished to us orally or otherwise discussed with us by the Company's management) or publicly available and have neither attempted to verify, nor assumed responsibility for verifying, any of such information. We have relied upon the assurances of the Company's management that it is not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of the Company, nor were we furnished with any such evaluation or appraisal. With respect to the financial forecasts and projections (and the assumptions and bases therefore) for the Company that we have reviewed, upon the advice of the Company's management, we have assumed that such forecasts and projections have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments of management as to the future financial condition and performance of the Company, and we have further assumed that such projections and forecasts will be realized in the amounts and in the time periods currently estimated. We have assumed that the Merger will be consummated upon the terms set forth in the Agreement without material alteration thereof. In addition, we have assumed that the historical financial statements of the Company reviewed by us have been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied. We have relied as to all legal matters relevant to rendering our opinion on the advice of counsel.

        This opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come or be brought to our attention after the date of this opinion. Our opinion is limited to the fairness, from a financial point of view and as to the date hereof, of the Merger Consideration to the Holders of Common Stock. We do not express any opinion as to (i) the value of any employee agreement or other arrangement entered into in connection with the Merger or

(ii) any tax or other consequences that might result from the Merger. Our opinion does not address the relative merits of the Merger and the other business strategies that the Company's Board of Directors or the Special Committee thereof has considered or may be considering, nor does it address the decision of the Company's Board of Directors or the Special Committee thereof to proceed with the Merger.

        In connection with the preparation of our opinion, we were requested to approach, and held discussions with certain third parties to solicit indications of interest in a possible business combination with the Company.

        William Blair & Company is nationally recognized investment banking firm that has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. We have acted as the investment banker to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion.

        In the past, we have provided certain investment banking services to the Company for which we have been paid fees, including acting as co-managing underwriter for two offerings of the Company's securities and providing advice with respect to certain acquisitions. We maintain a market in the shares of Company Common Stock. In the ordinary course of business, we may trade in the Company's securities for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in the Company's securities.

        Our opinion expressed herein is provided for the information of the Board of Directors of the Company and the Special Committee thereof in connection with its evaluation of the Merger. Our opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote, or take any other action, with respect to the Merger. This opinion may not be summarized, described or referred to or furnished to any party except with our express prior written consent.

        Based upon and subject to the foregoing considerations, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the Holders of Common Stock, from a financial point of view.

                                        Very truly yours,



                                        -------------------------------
                                        WILLIAM BLAIR & COMPANY, L.L.C.

                        William Blair & Company, L.L.C.
          222 West Adams Street, Chicago, Illionis 60606 312-236-1600


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